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EXHIBIT 99.1

July 24, 2003

Dow Reports Earnings Improvement of 65%
for the Second Quarter of 2003

Second Quarter of 2003 Highlights

  •
  Sales were $8.2 billion, an increase of 14 percent from second quarter 2002 sales of $7.3 billion, with a 16 percent increase in price partially offset by a 2 percent decrease in volume.

  •
  EBIT* was $799 million, compared with $539 million in the second quarter of 2002, with substantial gains in almost all operating segments.

  •
  Dow reported earnings of $0.43 per share, a 65 percent improvement from $0.26 per share a year ago.

  •
  Substantial cost reductions and improved prices helped to offset a $700 million increase in feedstock and energy costs, compared to a year ago.

	3 Months Ended June 30		6 Months Ended June 30
(In millions, except for per share amounts)
	2003	2002	2003	2002
Net Sales	$8,242	$7,529	$16,323	$13,564
Earnings before Interest, Income Taxes and Minority Interests (EBIT*)	$799	$539	$1,143	$782
Net Income	$393	$238	$469	$343
Earnings Per Common Share	$0.43	$0.26	$0.51	$0.37
Before Cumulative Effect of Changes in Accounting Principles:
Net Income	$393	$238	$478	$276
Earnings Per Common Share	$0.43	$0.26	$0.52	$0.30

*
For additional information, see Supplemental Information following the text of this release. See segment information at the end of this release for reconciliation between EBIT and "Net Income Available for Common Stockholders".

Review of Second Quarter Results

        The Dow Chemical Company reported sales of $8.2 billion for the second quarter of 2003, compared with $7.3 billion a year ago. Earnings before interest, income taxes and minority interests (EBIT) were $799 million. Net income was $393 million. Earnings per share were $0.43, compared with $0.26 per share a year ago, an increase of 65 percent.

        "In spite of the huge challenges faced by industry in the second quarter—persistently high feedstock and energy costs and global geopolitical and economic uncertainty—Dow has responded well," said J. Pedro Reinhard, executive vice president and chief financial officer. "This is primarily due to the Company's focus on the financial discipline implemented since the beginning of the year. Excellent progress has been made on expense reduction, working capital management and capital spending control."

        Sales were up 14 percent from the second quarter of 2002, with a 16 percent increase in price and a 2 percent decrease in volume. Second quarter volume did not show its typical seasonal improvement due to overall economic uncertainty, particularly in Asia Pacific. Feedstock and energy costs remained at high levels, increasing by around $700 million in the second quarter, compared to a year ago. Contributing to the Company's earnings improvement, Agricultural Sciences posted record results for the quarter. Additionally, earnings from the Company's joint ventures were up, compared to a year ago.

        Performance Plastics and Performance Chemicals continued to perform well under adverse conditions. EBIT for these two segments improved by 12 percent as a result of improved prices and cost control efforts, despite higher feedstock and energy costs. Although construction activity in the United States was delayed due to a wet spring, causing volume to be flat, sales improved in Fabricated Products due to increased pricing. Dow Automotive faced challenging industry conditions as well, but volume was down only 3 percent as this business benefited from its strong positions in North America and Europe. Emulsion Polymers posted the strongest sales gains in the Performance Chemicals segment due to pricing improvement and the leveraging of its global position with customers in the paper coating industry.

        Agricultural Sciences had a record quarter, with sales increasing 5 percent from the second quarter of 2002. Sales gains were achieved in most geographic areas. Strong increases in sales came from products acquired in recent years. Insecticides growth was led by strong performance for spinosad insect control products. Overall EBIT improved 23 percent from the second quarter of 2002, showing the benefit of restructuring efforts undertaken in recent years.

        Plastics sales increased 11 percent with higher prices more than offsetting reduced volume. Polyethylene volume was down in North America and Latin America but was slightly up in Europe and Asia Pacific. Chemicals sales rose, in spite of reduced volume, because of significant price increases in caustic soda, vinyl chloride monomer and ethylene glycol. Combined EBIT in the basics segments more than doubled from a year ago, as cost control and higher prices in most businesses helped recover some of the margin lost in prior periods to higher feedstock and energy costs. Additionally, much of the increase in the Company's equity earnings was reported in the basics segments, reflecting the benefit of Dow's global position in advantaged feedstock locations.

        According to Reinhard, "Dow is focused on the factors which can be controlled. The organization has taken progressive steps for disciplined cost control, capital spending and working capital control. This commitment will continue. Under the current challenging circumstances, we are taking it quarter by quarter. We will continue to focus on implementation of the financial improvement program and working with our customers. Looking ahead to the third quarter, the organization is committed to improve its financial performance compared to last year."

Upcoming Webcast:

  •
  Dow will host a live Webcast of its second quarter earnings conference call with investors to discuss its results, business outlook and other matters today at 10 a.m. EDT on www.dow.com.

About Dow

        Dow is a leading science and technology company that provides innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $28 billion, Dow serves customers in more than 170 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its approximately 50,000 employees seek to balance economic, environmental and social responsibilities.

        Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Supplemental Information

        Dow uses "Earnings before Interest, Income Taxes and Minority Interests" (EBIT) to measure the financial performance of its global business units and for reporting the results of its operating segments. This measure includes all operating items relating to the businesses and excludes items that principally apply to the Company as a whole. EBIT for the total Company measures the aggregate performance of the business units. Dow believes EBIT is useful to help investors assess the results of Dow's business operations.

        The following tables show the impact of certain items recorded in the three-month and six-month periods ended June 30, 2003 and 2002.

Description of Certain Items Affecting Results:
Second Quarter of 2002

        Results in the second quarter of 2002 were unfavorably impacted by additional pretax merger-related expenses of $10 million and a $10 million pretax restructuring charge (Dow's share) recorded by UOP LLC, Dow's joint venture with Honeywell.

	Pretax Impact (1)		Impact on Net Income (2)
	Three Months Ended		Three Months Ended
In millions	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Merger-related expenses and restructuring	—	$(10)	—	$(7)
UOP restructuring	—	(10)	—	(7)

Total	—	$(20)	—	$(14)

Year-to-Date 2003 and 2002

        In the first half of 2003, earnings were impacted by an after-tax charge of $9 million related to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations."

        Results in the first half of 2002 were unfavorably impacted by additional pretax merger-related expenses of $23 million, pretax goodwill impairment losses of $16 million related to investments in nonconsolidated affiliates, a $10 million pretax restructuring charge (Dow's share) recorded by UOP LLC, and a net after-tax gain of $67 million related to the adoption of two new accounting standards (SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets").

	Pretax Impact (1)		Impact on Net Income (2)
	Six Months Ended		Six Months Ended
In millions	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Merger-related expenses and restructuring	—	$(23)	—	$(15)
Goodwill impairment losses in nonconsolidated affiliates	—	(16)	—	(16)
UOP restructuring	—	(10)	—	(7)
Cumulative effect of changes in accounting principles	—	—	$(9)	67

Total	—	$(49)	$(9)	$29

(1)
Impact on "Income before Income Taxes and Minority Interests"

(2)
Impact on "Net Income Available for Common Stockholders"

THE DOW CHEMICAL COMPANY — 2Q03 EARNINGS
FINANCIAL STATEMENTS (Note A)

The Dow Chemical Company and Subsidiaries
Consolidated Statements of Income

	Three Months Ended		Six Months Ended
In millions, except per share amounts (Unaudited)	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Net Sales	$8,242	$7,259	$16,323	$13,564

Cost of sales	6,970	6,031	14,133	11,386
Research and development expenses	246	272	483	522
Selling, general and administrative expenses	354	405	709	796
Amortization of intangibles	15	19	30	33
Merger-related expenses and restructuring	—	10	—	23
Equity in earnings (losses) of nonconsolidated affiliates	90	21	129	(5)
Sundry income (expense) — net	52	(4)	46	(17)
Interest income	18	14	38	30
Interest expense and amortization of debt discount	207	188	422	377

Income before Income Taxes and Minority Interests	610	365	759	435

Provision for income taxes	186	111	233	135
Minority interests' share in income	31	16	48	24

Income before Cumulative Effect of Changes in Accounting Principles	393	238	478	276

Cumulative effect of changes in accounting principles (Note B)	—	—	(9)	67

Net Income Available for Common Stockholders	$393	$238	$469	$343

Share Data
Earnings before cumulative effect of changes in accounting principles per common share — basic	$0.43	$0.26	$0.52	$0.30
Earnings per common share — basic	$0.43	$0.26	$0.51	$0.38
Earnings before cumulative effect of changes in accounting principles per common share — diluted	$0.43	$0.26	$0.52	$0.30
Earnings per common share — diluted	$0.43	$0.26	$0.51	$0.37
Common stock dividends declared per share of common stock	$0.335	$0.335	$0.67	$0.67
Weighted-average common shares outstanding — basic	917.3	910.7	916.0	909.0
Weighted-average common shares outstanding — diluted	921.9	919.3	921.8	917.2

Depreciation	$426	$402	$859	$790

Capital Expenditures	$272	$391	$495	$688

Notes to the Consolidated Financial Statements:

Note A:	The unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. Certain reclassifications of prior year amounts have been made to conform to current year presentation. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.
Note B:
On January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The cumulative effect of adoption was a net gain of $67 million and was primarily due to the write-off of negative goodwill related to BSL, partially offset by the write-off of unrelated goodwill impairments.
On January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations." The cumulative effect of adoption was a charge of $9 million (net of tax of $5 million).

The Dow Chemical Company and Subsidiaries
Consolidated Balance Sheets

In millions (Unaudited)	June 30, 2003	Dec. 31, 2002
Assets
Current Assets
Cash and cash equivalents	$2,276	$1,484
Marketable securities and interest-bearing deposits	71	89
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables — 2003: $125; 2002: $127)	3,260	3,116
Other	2,261	2,369
Inventories	4,235	4,208
Deferred income tax assets — current	147	109

Total current assets	12,250	11,375

Investments
Investment in nonconsolidated affiliates	1,721	1,565
Other investments	1,823	1,689
Noncurrent receivables	306	577

Total investments	3,850	3,831

Property
Property	39,101	37,934
Less accumulated depreciation	25,447	24,137

Net property	13,654	13,797

Other Assets
Goodwill	3,219	3,189
Other intangible assets (net of accumulated amortization — 2003: $383; 2002: $349)	594	613
Deferred income tax assets — noncurrent	3,903	3,776
Asbestos-related insurance receivables — noncurrent	1,350	1,489
Deferred charges and other assets	1,677	1,492

Total other assets	10,743	10,559

Total Assets	$40,497	$39,562

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$586	$580
Long-term debt due within one year	1,260	797
Accounts payable:
Trade	2,578	2,834
Other	2,050	1,789
Income taxes payable	220	202
Deferred income tax liabilities — current	101	30
Dividends payable	328	326
Accrued and other current liabilities	2,464	2,298

Total current liabilities	9,587	8,856

Long-Term Debt	11,636	11,659

Other Noncurrent Liabilities
Deferred income tax liabilities — noncurrent	1,093	994
Pension and other postretirement benefits — noncurrent	3,818	3,775
Asbestos-related liabilities — noncurrent	1,913	2,072
Other noncurrent obligations	3,245	3,214

Total other noncurrent liabilities	10,069	10,055

Minority Interest in Subsidiaries	355	366
Preferred Securities of Subsidiaries	1,000	1,000

Stockholders' Equity
Common stock	2,453	2,453
Additional paid-in capital	—	—
Unearned ESOP shares	(51)	(61)
Retained earnings	9,352	9,520
Accumulated other comprehensive loss	(1,881)	(2,097)
Treasury stock at cost	(2,023)	(2,189)

Net stockholders' equity	7,850	7,626

Total Liabilities and Stockholders' Equity	$40,497	$39,562

See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries
Operating Segments and Geographic Areas

	Three Months Ended		Six Months Ended
In millions (Unaudited)	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Operating segment sales
Performance Plastics	$1,908	$1,835	$3,755	$3,554
Performance Chemicals	1,404	1,302	2,775	2,561
Agricultural Sciences	927	886	1,695	1,531
Plastics	1,877	1,688	3,851	3,116
Chemicals	1,048	861	2,097	1,546
Hydrocarbons and Energy	985	583	1,944	1,068
Unallocated and Other	93	104	206	188

Total	$8,242	$7,259	$16,323	$13,564

Operating segment EBIT (1)
Performance Plastics	$163	$145	$299	$392
Performance Chemicals	185	165	307	363
Agricultural Sciences	233	189	363	215
Plastics	159	106	296	44
Chemicals	101	(15)	135	(68)
Hydrocarbons and Energy	8	10	(13)	41
Unallocated and Other	(50)	(61)	(244)	(205)

Total	$799	$539	$1,143	$782

Geographic area sales
United States	$3,395	$3,025	$6,498	$5,624
Europe	2,873	2,359	5,870	4,514
Rest of World	1,974	1,875	3,955	3,426

Total	$8,242	$7,259	$16,323	$13,564

(1)
Dow uses "Earnings before Interest, Income Taxes and Minority Interests" ("EBIT") to measure the financial performance of its global business units and for reporting the results of its operating segments. This measure includes all operating items relating to the businesses and excludes items that principally apply to the Company as a whole. EBIT for the total Company measures the aggregate performance of the business units. Dow believes EBIT is useful to help investors assess the results of Dow's business operations. The reconciliation between EBIT and "Net Income Available for Common Stockholders" is shown below:

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
EBIT	$799	$539	$1,143	$782
Interest income	18	14	38	30
Interest expense and amortization of debt discount	207	188	422	377
Provision for income taxes	186	111	233	135
Minority interests' share in income	31	16	48	24
Cumulative effect of changes in accounting principles	—	—	(9)	67

Net Income Available for Common Stockholders	$393	$238	$469	$343

Sales Volume and Price by Operating Segment and Geographic Area

	Three Months Ended June 30, 2003			Six Months Ended June 30, 2003
Percentage change from prior year
	Volume	Price	Total	Volume	Price	Total
Operating segments
Performance Plastics	(8)%	12%	4%	(4)%	10%	6%
Performance Chemicals	(2)%	10%	8%	1%	7%	8%
Agricultural Sciences	—	5%	5%	6%	5%	11%
Plastics	(11)%	22%	11%	(6)%	30%	24%
Chemicals	(6)%	28%	22%	4%	32%	36%
Hydrocarbons and Energy	42%	27%	69%	39%	43%	82%

Total	(2)%	16%	14%	2%	18%	20%

Geographic areas
United States	(2)%	14%	12%	2%	14%	16%
Europe	(1)%	23%	22%	1%	29%	30%
Rest of World	(5)%	10%	5%	2%	13%	15%

Total	(2)%	16%	14%	2%	18%	20%

End of Dow Chemical 2Q03 Earnings Release

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Dow Reports Earnings Improvement of 65% for the Second Quarter of 2003